Exhibit 99.(q)(2)

We, the undersigned Trustees of the following investment company:

Financial Investors Trust

hereby severally constitute and appoint Gregory P. Dulski, Secretary to Financial Investors Trust, with full power of substitution, and with full power to sign for us and in our names in the appropriate capacities, all Pre-Effective Amendments to the Registration Statement of the Listed Private Equity Fund of the Trust, any and all subsequent Post-Effective Amendments to said Registration Statements, any Registration Statements on Form N-1A, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or her substitutes may do or cause to be done by virtue hereof.

By signing below, the Trustees of Financial Investors Trust severally revoke any prior Power of Attorney with respect to the subject matter set forth above.

WITNESS our hands on this 4th day of September 2007.

/s/ W. Robert Alexander	/s/ Mary K. Anstine
W. Robert Alexander	Mary K. Anstine

/s/ John R. Moran, Jr.	/s/ Edwin B. Crowder
John R. Moran, Jr.	Edwin B. Crowder

/s/ Robert E. Lee
Robert E. Lee